As filed with the Securities and Exchange Commission on January 6, 2006

Registration No.333-112755

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metalink Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	N/A
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Yakum Business Park
Yakum 60972, Israel
972-9-960-5555

(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

2003 SHARE OPTION PLAN

(Registration of Additional Shares)

(Full Title of Plan)

Yuval Ruhama
c/o Yakum Business Park
Yakum 60972, Israel
972-9-960-5555

(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Bruce Dravis, Esq.
Downey Brand LLP
555 Capitol Mall, 10th Floor
Sacramento, CA  95814
Telephone: (916) 444-1000
Facsimile:  (916) 444-2100

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount of
Securities to	to Be	Price Per	Offering	Registration
Be Registered	Registered(1)	Share(2)	Price(2)	Fee

Ordinary shares, par value NIS 0.10 per share	1,500,000	$4.83	$7,245,000	$775.22

Total	1,500,000	$4.83	$7,245,000	$775.22

(1)

The registrant hereby registers additional shares under registration statement 333-112755, originally filed February 12, 2004, and amended January 7, 2005 , the contents of which are hereby incorporated by reference. Includes 1,500,000 ordinary shares issuable pursuant to the exercise of options under the 2003 Share Option Plan; plus such indeterminate number of ordinary shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)

Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the ordinary shares of Metalink Ltd. as quoted on the Nasdaq National Market on January 5, 2006.

EXPLANATORY NOTE

The registrant hereby registers additional shares under registration statement 333-112755, originally filed February 12, 2004, and amended January 7, 2005, the contents of which are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Yakum, state of Israel, on this 29 day of December, 2005.

Metalink Ltd.

By:	/s/ Tzvika Shukman
Name:	Tzvika Shukhman
Title:	Chief Executive Officer &
Chairman of the Board

Authorized Representative		December 28, 2005
in the United States

METALINK INC.

/s/ Ron Cates
Ron Cates,
Vice President, North America
Sales & Marketing

EXHIBIT INDEX .

Exhibit No.	Description

5.1	Opinion of Goldfarb, Levy, Eran, Meiri & Co. with respect to the legality of the securities being offered. (filed herewith)

23.1	Consent of Brightman Almagor & Co., independent auditors. (filed herewith)

23.3	Consent of Goldfarb, Levy, Eran, Meiri & Co. (Included in the opinion filed as Exhibit 5). (filed herewith)